UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2008

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 7, 2008, Lee Enterprises, Incorporated (the “Company”) issued a news release announcing a Share Repurchase Program. The Company will acquire in the open market or in any private transaction, from time to time and in compliance with applicable laws, rules and regulations, up to $30,000,000 of the Company’s Common Stock. A copy of the news release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

	99.1	News Release of Lee Enterprises, Incorporated dated January 7, 2008 announcing a Share Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: January 7, 2008	By: _/s/Carl G. Schmidt___________________
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release of Lee Enterprises, Incorporated dated January 7, 2008 announcing a Share Repurchase Program.

Exhibit 99.1

201 N. Harrison St.

Davenport, IA 52801

www.lee.net

NEWS RELEASE

Lee Enterprises plans stock buyback of up to $30 million

DAVENPORT, Iowa (Jan. 7, 2008) —Lee Enterprises, Incorporated (NYSE: LEE), announced today that its board of directors has authorized the purchase of up to $30 million of Lee stock in open market purchases or privately negotiated transactions.

Mary Junck, chairman and chief executive officer, said the company’s continuing strong cash flow has made the buyback possible without significantly affecting debt repayment schedules or other possible uses of free cash after dividends. Lee reduced net debt by $135 million in its 2007 fiscal year and by $179 million in 2006.

“The true value of Lee stock is currently greatly undervalued on Wall Street, and we see this buyback as an opportunity to add value for our stockholders as it is immediately accretive to earnings per share,” she said.

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 50 daily newspapers and a joint interest in five others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee's newspapers have circulation of 1.6 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee's online sites attract more than 11 million unique visitors monthly, and Lee's weekly publications are distributed to more than 4.5 million households. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; Tucson, Ariz.; and Napa, Calif. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships, increased capital and other costs and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 30, 2007. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100

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